Exhibit 99.1

Somanta Pharmaceuticals

SOMANTA PHARMACEUTICALS, INC

Moderator: Don Markley

September 6, 2006

9:20 am PDT

Operator:	Welcome to the inaugural investors and stockholders conference call for Somanta Pharmaceuticals, Inc. At this time all participants are in a listen-only mode. Following management’s prepared remarks we will hold a Q&A session. To ask a question please press star followed by the number 1 on your touchtone phone. If anyone has difficulty hearing the conference, please press star 0 for operator assistance.

As a reminder, this conference call is being recorded September 6, 2006. I would now like to turn the conference over to Don Markley. Please go ahead, sir.

Don Markley:	Good morning and thank you for participating in Somanta’s business update conference call. Please note that there are slides that accompany today’s presentation. You can access those slides by going to the company’s website – www.somanta.com— and clicking on the Investor tab. There will be a link to the slides on the Investor homepage. Today’s call is being hosted by Somanta’s executive chairman, Terry Bruggeman; the company’s CEO, Agamemnon Epenetos, will join for the question and answer

Somanta Pharmaceuticals

session. Before we begin, please note that this conference call will include forward-looking statements within the meaning of Federal securities laws. The Private Securities Litigation and Reform Act of 1995 provides a Safe Harbor for forward-looking statements. All statements made during this call that are not statements of historical fact constitute forward-looking statements. The matters referred to in these forward-looking statements could be affected by the risks and uncertainties of the company’s business, and it is possible that actual results could differ materially from these stated expectations. For a discussion of risk factors, please review Somanta’s annual report on Form 10-K filed with the SEC on July 19, 2006. Furthermore, this conference call contains time-sensitive information that is accurate only as of the date of the live broadcast, September 6, 2006. Somanta undertakes no obligation to revise or update any statements to reflect events or circumstances after the date of this conference call.

I will now turn the call over to Terry Bruggeman. Terry.

Terry Bruggeman:	Thank you. Good morning everyone, and welcome to our investors conference call. We have just concluded our first annual meeting of stockholders. We would like to use this call to recap the results of the stockholders meeting, to report on the progress of your Company over the last year, to provide an overview of the Company’s drug development portfolio and to report on the results of the first quarter which ended July 31, 2006.

Since this is the inaugural investor call, I would like to provide a little background and history on Somanta, which is depicted on slide 3.

Somanta Pharmaceuticals

Somanta was founded in 2001 by our Chief Executive Officer Dr. Agamemnon Epenetos. From 2001 until mid-2005 Somanta spent most of its efforts on in licensing oncology product candidates from various US and United Kingdom academic organizations. In mid-2005 the company entered into a share exchange agreement with Bridge Oncology Products Inc., a private company. In this merger Somanta acquired rights to an interesting extension of an approved drug for use in oncology applications and at the same time it received a bridge loan for $1.2 million. In January 2006 we merged with an existing public company with no prior operating or stock trading history called Hibshman Optical Corp and closed on a private placement of 4.6 million of Series A preferred stock and the bridge loan was also converted. The Company’s business model is to create value for its stockholders by in-license carefully selected drug candidates that target large unmet needs in the field of cancer. The Company’s management then progresses the candidates through well designed clinical trials. Assuming that the human clinical data in cancer patients is satisfactory, we will then seek to partner the pivotal clinical trials with pharmaceuticals partners, who when the drugs are approved, would then market them worldwide. This business model eliminates the discovery risk, focuses investor dollars on the value added human clinical trials and allows us to move a diversified portfolio of product candidate toward approval and market in a low cost manner.

Slide four please. At our just completed annual meeting of stockholders, our six directors were reelected for the upcoming year. We’re very fortunate to have an outstanding group of directors including Michael Ashton, the recently retired Chief Executive Officer of SkyPharma, Jeffrey Davis, the president of SCO Financial Group and our largest shareholder, Dr. John Gibson, Senior Vice President of Global Development for Allergan Corp., and Kathleen Van Sleen, a

Somanta Pharmaceuticals

principal with REventures and the former chief financial officer of Diversa Corp. In addition, Dr. Epenetos and I were reelected as management directors. Finally the ratification of the selection of Stonefield Josephson, as our independent registered public accountants for the fiscal year ended April 30, 2007, was approved.

Slide five please. We have an experienced management team led by Dr. Agamemnon Epenetos who previously was the founder of Antisoma, a London Stock exchange listed company, which is developing oncology drugs, and Lipoxen. Dr. Epenetos is also a practicing oncologist. I have previously been CEO of several biotechnology startups including Provasis Therapeutics, a medical device company treating aneurisms and other diseases of the brain, and Diversa Corp, an industrial, agricultural and pharma focused NASDAQ-listed biotechnology company. We are assisted by two outstanding key consultants Dr. Luiz Porto, who heads are clinical and regulatory affairs, and Mr. Gary Bower, who heads our preclinical and manufacturing operations. Dr Porto and Mr. Bower worked with Dr. Epenetos at Antisoma.

Slide six please. We have a very distinguished scientific advisory board consisting of seven leading oncologists and one of the leading inventors of new chemotherapeutic agents including two of our drug development candidates. They bring us a breadth of experience in the structuring of oncology clinical trials.

Slide seven please. Somanta is focused on finding effective new therapeutic treatments for the most prevalent cancers in both the US and around the world. Today our focus is primarily on solid tumors with breast, lung, prostate, ovarian, pancreatic and colorectal cancers

Somanta Pharmaceuticals

key targets for our efforts. That target group represents more than 55% of the new cancers diagnosed in 2005.

Slide eight please. At the current time we have five therapeutic candidates in various stages of clinical development. While I’ll address each one of them in the upcoming slides, we have three small molecule compounds and two antibodies focused on 11 different cancer types. Each one has a different mode of action to target the killing of cancer cells. We are most excited about our preclinical compounds and we will talk about each one of them separately.

Slide nine please. Many times cancer patients relapse and have additional courses of both chemotherapy drugs and radiation to control the re-emergence or spread of their cancer. Unfortunately many patients find their cancers to be resistant to various chemotherapeutic agents. Acquired and inherited drug resistance is a major unsolved problem in cancer treatments. Alchemix which is a patented and novel small molecule compound was discovered in the laboratory of Dr. Lawrence Patterson at the University of De Montfort in the United Kingdom. Data on Alchemix suggest that it can overcome some of the key resistance mechanisms by interrupting each of the phases of the cancer cell growth cycle. It does this by inhibiting various DNA processing enzymes.

Slide 10 please. Pre-clinical testing of Alchemix indicates that it has the ability to kill tumors that are resistant to the most widely prescribed chemotherapeutic treatments. Alchemix has been tested widely in cancer cells by the National Institute of Cancer, which is part of the US National Institutes of Health. It has been shown to be no more toxic than conventional chemotherapeutic agents; but it performs very well

Somanta Pharmaceuticals

in a wide range of cancers including central nervous system, colon, non-small cell lung cancer and renal cancers. We have already entered into a out-licensing arrangement with Advanced Cardiovascular Devices for the possible use of Alchemix on drug coated cardio- and peripheral- vascular stents.

Slide 11 please. Our next development candidate is Prodrax, which is a small molecule cytotoxic drug candidate developed in the laboratory of Dr. Lawrence Patterson at the School of Pharmacy, University of London, in the United Kingdom. Prodrax is a unique patent pending compound which is inert in the presence of normally oxygenated human tissue. However, when Prodrax encounters a low oxygen area in the body, which is prevalent in most solid tumors, because a normal blood supply cannot get into the interior of the tumor, Prodrax becomes highly cytotoxic and kills the tumor from inside and out. One of the key reasons that tumors come back is that the hypoxic area of the tumor is less affected by conventional chemotherapy and radiation. While the portion of the tumor is eradicated with the conventional chemotherapeutic and radiation, the tumor frequently re-grows in a more virulent way.

Slide 12 please. As you can see from this slide the more the tumor grows away from a blood vessel which provides its nutrients and oxygen supply, the lower the oxygen in the tumor becomes ,and the less conventional chemotherapies become effective. So Prodrax takes cancer strength and turns it into its weakness. The primary cancers we are targeting with Prodrax include lung, breast, ovarian, colon, pancreatic and esophageal tumors.

Somanta Pharmaceuticals

Slide 13 please. Angiolix is our third development candidate and it is a humanized monoclonal antibody. An antibody is a type of protein made by white blood cells in response to a foreign substance called an antigen. Each antibody can bind to only a specific antigen. The purpose of this binding is to help destroy the antigen. Some antibodies destroy the antigen directly and others make it easier for white blood cells to destroy the antigen. Angiolix was discovered at the Cancer Research Institute of Contra Costa in San Francisco. Angiolix, which is a patented antibody, targets a patented proprietary antigen called Lactadherin. Angiolix binds to Lactadherin and inhibits the formation of new blood vessels, thereby blocking the blood supply to the tumor and causing the tumor to die due to the lack of oxygen and nutrients. Angiolix is similar in effect to Avastin, a highly successful monoclonal antibody, already on the market. Angiolix targets a different pathway for blocking the supply of new blood vessels to the tumor.

Slide 14 please. As you can see from this simplified illustration, Lactadherin is released by the tumor to promote the growth of new blood vessels to support the tumors growth. Angiolix binds to the Lactadherin antigen and prevents the growth of new blood vessels. The primary cancers we are targeting include breast and colorectal cancers.

Slide 15 please. Our fourth product development candidate is Phoenix, another patented humanized monoclonal antibody discovered at the Cancer Research Institute of Contra Costa. This antibody operates similarly to Angiolix but serves a different purpose. Angiolix targets an antigen called Muc- 1 which is expressed on tumor cells. Researchers have shown that approximately 95% of solid cancers express Muc-1. Phoenix operates differently from Angiolix in that it

Somanta Pharmaceuticals

binds to Muc-1 but its sole purpose is to deliver high-energy localized radiation directly to the tumor. Phoenix is linked to a radioactive isotope which delivers selective radiation to the site of the tumor but has limited impact on normal health tissue.

Slide 16 please. Phoenix has been administered to 56 patients with relapsed breast cancer who have failed all other treatments. The three initial studies covering a total of 30 patients used a mouse antibody. The antibody was then humanized and has been used to treat 26 patients. The most recently completed study was conducted at the University of Colorado and demonstrated that about 25% of the patients received a therapeutic benefit from a single treatment. Another academic clinical trial is on-going at New York University to evaluate whether Phoenix, given in combination with chemotherapy, can show great patient benefits.

Slide 17 please. Sodium Phenylbutyrate is an approved drug which is used to treat a rare childhood disorder. The National Institute of Cancer has investigated Phenylbutyrate for the treatment of cancer and has filed a series of use patents in the field of cancer treatments. Phenylbutyrate is a non-cytotoxic drug, as shown from the long experience in treating children, and works as a inhibitor of certain DNA processing enzymes. Based on the NCI studies it also synergizes with radiation therapy. The initial work by NCI suggests that it may be effective against central nervous system, leukemia and colon cancer.

Slide 18 please. We acquired the worldwide rights to Sodium Phenylbutyrate, excluding North America, in our share exchange with Bridge Oncology Products. Our licensor is Virium Pharmaceuticals. Virium has advised us that they intend to initiate a clinical trial in brain

Somanta Pharmaceuticals

cancer. After we have evaluated the results of that study, we intend to initiate our own clinical trial.

Slide 19 please. This slide summarizes our overall corporate objectives consistent with our business model. We have and will continue to, in-license a well selected and diversified portfolio of drug candidates. We intend to move them through both pre-clinical and early clinical studies and then partner the programs with pharmaceutical companies at the time of the major registration trials to create value for our stockholders.

Slide 20 please. Our most recent quarter ended July 31, 2006 was a very active one. We signed a research collaboration agreement with the University of Bradford in United Kingdom, giving us the rights to new inventions and discoveries in certain areas of cancer research at the University’s Institute for Cancer Therapeutics, which is run by Professor Laurence Patterson.

As part of the agreement, the Institute will also continue development work on two of Somanta’s pre-clinical cancer drugs, Alchemix and Prodrax. The Institute is devoted to the design, synthesis and evaluation of anticancer therapies, and has a long standing history of collaborating with external partners to evaluate novel anticancer agents. The ICT’s development of therapeutic strategies against tumor resistance and systemic toxicity include:

• Tumor hypoxia selective agents

• Agents that inhibit DNA processing

• Agents that target metastatic potential

Somanta Pharmaceuticals

In addition we signed a research collaboration agreement with Imperial College of Science Technology and Medicine in London, giving Somanta the rights to new data and discoveries resulting from the College’s continuing study of the Company’s drug candidate, Angiolix. Imperial College’s research program focuses on the pre-clinical evaluation of Angiolix and Lactadherin for cancer therapy.

Just after the end of the quarter, the Securities and Exchange Commission declared effective the Registration Statement covering nearly 9.4 million common shares of the Company. In the quarter we had a loss from operation of $1.1 million and a net loss of $974,000, or $0.07 per common share. In the quarter we utilized $903,000 in cash and ended the quarter with $684,000 of cash. In June we undertook a series of cost reductions to preserve our cash. We expect to access the capital markets for additional funding in the near future.

Slide 21 please. In summary, Somanta is focused on cancer therapeutics targeting some of the most prevalent cancers. Our business model mitigates risk by avoiding the cost of discovery by in-licensing carefully selected drug candidates with some indications of effectiveness and is further diversified by a range of modes of action against the cancer targets. In addition we have a low cost, virtual operating mode which allows capital to be allocated efficiently for the clinical development of the product candidates.

In addition to the slides that I have reviewed with you this morning, there are additional slide in the appendix which provides more details on the in-licensing history and scientific studies relating to our drug candidates which will be available on our website.

Somanta Pharmaceuticals

Thanks you all for participating today and Dr. Epenetos and I will now take questions.

Operator:	Ladies and gentlemen, if you wish to register for a question for today’s question and answer session you will need to press star then the number 1 on your telephone keypad. You will hear a prompt to acknowledge your request.

If your question has been answered and you wish to withdraw your polling request you may do so by pressing star then the number 2. If you are using a speakerphone please pick up your handset before entering your request. One moment please, for the first question.

Operator:	Ladies and gentlemen, that concludes your conference call for today. We thank you for your participation and ask that you please disconnect your line.

END